Exhibit 99.1
Joint Filing Agreement
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.
Dated: March 5, 2008

GALDERMA LABORATORIES, INC.
By:	/s/ Albert Draaijer
	Name:	Albert Draaijer
	Title:	President

GALDERMA ACQUISITION INC.
By:	/s/ Albert Draaijer
	Name:	Albert Draaijer
	Title:	Treasurer and Vice President